Exhibit 10.4

McDERMOTT INTERNATIONAL, INC.

Summary of

Named Executive Officer

2012 Base Salary and

Target EICP Compensation

Named Executive Officer	Base Salary	Target EICP Award (as a % of 2012 base salary earned)
Stephen M. Johnson President and Chief Executive Officer	$950,000	100%
Perry L. Elders Senior Vice President and Chief Financial Officer	$485,000	70%
Gary L. Carlson Senior Vice President and Chief Administration Officer	$336,000	70%
Liane K. Hinrichs Senior Vice President, General Counsel and Corporate Secretary	$440,000	70%
John T. McCormack Executive Vice President, Chief Operating Officer	$500,000	80%